Exhibit 10





                          LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of May 29, 1996, is by and between Vanstar Corporation, a Delaware corporation formerly known as Computerland Corporation (the "Company"), and Donaldson Lufkin & Jenrette Securities Corporation, a Delaware corporation ("DLJ").


                                R E C I T A L S :


           WHEREAS:

       A. The Company is party to a certain Asset Purchase Agreement with Merisel FAB, Inc. ("Merisel FAB"), dated as of January 31, 1994, as amended from time to time (the "Purchase Agreement"), pursuant to which the Company sold to Merisel FAB certain assets of the Company's United States Franchise and Distribution Division;

       B. Concurrently with the execution of the Purchase Agreement, the Company and Merisel FAB entered into a certain Distribution and Services Agreement, dated as of January 31, 1994, as amended from time to time (the "Services Agreement"), pursuant to which the Company, among other things, provides products and distribution and other support services to Merisel FAB;

       C. Pursuant to the Services Agreement, Merisel FAB is indebted to the Company for product purchases, including obligations referred to in the Services Agreement as "Extended Payment Obligations";

       D. Subject to the provisions of the Services Agreement, Merisel is permitted to have outstanding Extended Payment Obligations in the amounts set forth on Schedule 1.1-2A to the Services Agreement ("Schedule 1.1-2A");

       E. In accordance with Schedule 1.1-2A, the aggregate amount of Extended Payment Obligations Merisel is permitted to have outstanding includes the Additional Extended Payment Amount (as defined in the Services Agreement), and, subject to the provisions of the Services Agreement, the Additional Extended Payment Amount as set forth on Schedule 1.1-2A is $20,000,000 on or prior to May 15, 1997 and declines by $6,666,000 to $13,334,000 on May 16, 1997, by
$6,666,000 to $6,668,000 on June 16, 1997, and by $6,668,000 to $0 on July 16,
1997;

       F. If Merisel FAB maintains outstanding Extended Payment Obligations in the maximum amounts permitted by Schedule 1.1-2A, in order to comply with the Services Agreement, Merisel FAB will be required to make the Scheduled Payments (as defined below) on the Scheduled Payment Dates (as defined below).

       G. Merisel, Inc. ("Merisel") guaranteed Merisel FAB's obligations to the Company under, among other things, the Services Agreement, including, without limitation, the Extended Payment Obligations, pursuant to a certain Guaranty Agreement between Merisel and the Company, dated as of January 31, 1994 (the "Merisel Guaranty"); and

       H. Upon the terms and conditions set forth herein, the Company wishes to obtain a loan from DLJ on a nonrecourse basis (except to the extent provided in this Agreement) and DLJ is willing to provide such a loan.


                               A G R E E M E N T :


         NOW, THEREFORE, in consideration of the premises herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.  Definitions.
                     -----------

              (a) As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acceleration Event" shall mean any event or occurrence by which the
          ------------------
Company causes the Distribution Period to terminate prior to the Scheduled Termination Date.

         "Advance Amount" shall mean the advance amount set forth in the Pricing
          --------------
Letter.

         "Bankruptcy Code" shall mean Title 11 of the United States Code, as
          ---------------
amended.

         "Business Day" shall mean any day other than a Saturday, Sunday or
          ------------
other day on which commercial banks in either San Francisco, California or New York, New York are authorized by law to close.

         "Closing Date" shall mean the date of this Agreement.
          ------------

         "Collateral" shall mean all of the Company's right, title, interest,
          ----------
claims (as defined in Section 101 of the Bankruptcy Code) and causes of action with respect to (i) the Pledged Extended Payment Obligations, (ii) the Merisel Guaranty, to the extent applicable to the Pledged Extended Payment Obligations, and (iii) the Proceeds.

         "Confidentiality Agreement" shall mean that certain Confidentiality
          -------------------------
Agreement between the parties, dated as of May 8, 1996.

         "Final Payment Date" shall have the meaning set forth in Section 2(d).
          ------------------

         "IBMCC Release" shall have the meaning set forth in Section 3(g).
          -------------

         "Interest Rate" shall mean a fluctuating interest rate per annum as
          -------------
shall be in effect from time to time, which rate shall equal the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time as Citibank, N.A.'s base rate, prime rate or equivalent. The Interest Rate shall be computed on the basis of the actual number of days elapsed over a year of 365 days.

         "Lien" shall mean any lien (including, but not limited to, a "lien" as
          ----
defined in Section 101(17) of the Bankruptcy Code), security interest, charge or encumbrance of any kind. Notwithstanding the foregoing, the term "Lien" shall not include any Offset.

         "Loan" shall have the meaning set forth in Section 2(a).
          ----

         "Material Adverse Effect", with respect to either party to this
          -----------------------
Agreement, shall mean a material adverse effect on the ability of such party to perform its obligations under this Agreement or an adverse effect on the legality, validity or enforceability of this Agreement against such party and, in the case of the Company, against the Collateral.

         "Merisel" shall have the meaning set forth in Recital "G".
          -------

         "Merisel FAB" shall have the meaning set forth in Recital "A".
          -----------

         "Merisel Guaranty" shall have the meaning set forth in Recital "G".
          ----------------

         "Offset" shall mean any defense, counterclaim, right of offset,
          ------
reductions resulting from payments made or credits taken that are not paid to DLJ, right of recoupment or subordination (whether contractual, equitable or otherwise) or similar right or claim.

         "Person" shall mean any natural person, corporation, business trust,
          ------
joint venture, association, company, partnership, limited partnership, limited liability company or government, or any agency or political subdivision thereof.

         "Pledged Extended Payment Obligations" shall mean, as of any date,
          ------------------------------------
those certain valid and enforceable Extended Payment Obligations (whether now existing or hereafter incurred) or portions thereof (in an aggregate face amount equal to but not more than (A) $20,000,000 less (B) the amount of all payments received by DLJ from the Collateral or otherwise in payment of the Loan) outstanding as of such date that are the earliest Extended Payment Obligations in order of incurrence; provided, however, that if the Company shall have granted a security interest in other Extended Payment Obligations to DLJ pursuant clause (ii) of Section 5(c), then such other Extended Payment Obligations shall constitute Pledged Extended Payment Obligations in lieu of those reconveyed to the Company pursuant to such Section.

         "Post Petition Amounts" shall mean all rights to payment under Section
          ---------------------
2.8(b) of the Services Agreement with respect to goods shipped on or after the petition date with respect to such proceeding that are entitled to administrative priority under Section 503(b) of the Bankruptcy Code in any proceeding under the Bankruptcy Code involving Merisel FAB or Merisel as debtor.

         "Pricing Letter" shall mean that certain letter of even date herewith
          --------------
from  DLJ to the Company .

         "Proceeds" shall mean all proceeds of any kind of the Pledged Extended
          --------
Payment Obligations, including, without limitation, any cash, notes, securities, contract rights or any other property which may be distributed in respect thereof.

         "Purchase Agreement" shall have the meaning set forth in Recital "A".
          ------------------

         "Scheduled Payment" shall mean each of the payments that would be
          -----------------
required to be made by Merisel FAB in respect of the Pledged Extended Payment Obligations on each of the Scheduled Payment Dates, in the principal amounts of $6,666,000, $6,666,000, and $6,668,000, respectively, as described in Recital F.

         "Scheduled Payment Date" shall mean each of May 15, 1997, June 15, 1997
          ----------------------
and July 15, 1997.

         "Services Agreement" shall have the meaning set forth in Recital "B".
          ------------------

         "Transaction Documents" shall mean the Services Agreement, the Purchase
          ---------------------
Agreement and the Merisel Guaranty.

              (b) The capitalized terms that are not defined herein shall have the meanings set forth in the Services Agreement.

         Section 2.     Loan, Security Interest, Etc.
                        ----------------------------

              (a)  Loan.
                   ----

                   Concurrently with the execution and delivery of this Agreement, DLJ is paying to the Company (in immediately available funds by wire transfer to the account set forth in Schedule A) the Advance Amount representing
                                     ----------
the discounted proceeds of a loan in the total amount of $20,000,000 from DLJ to the Company (the "Loan") on the terms and conditions set forth in this Agreement. The Loan will not bear interest.

              (b)  Security Interest.
                   -----------------

                   Effective upon the Company's receipt of the Advance Amount and upon receipt by the Company of the IBMCC Release, the Company hereby grants and conveys to DLJ a security interest in the Collateral as security for the obligation of the Company to make payments on the Loan as provided in Section 2(d). The rights and remedies of DLJ with respect to the Collateral and its security interest therein shall be solely as expressly provided in this Agreement. Concurrently with the execution and delivery of this Agreement, the Company is delivering to DLJ an executed financing statement (Form UCC-1) with respect to the Collateral for filing in the State of California.

              (c)  No Assumption of Obligation or Liabilities.
                   ------------------------------------------

                   DLJ is not assuming any of the Company's obligations or liabilities arising under or relating to the Transaction Documents. The Company shall remain solely responsible for any and all of its obligations or liabilities arising under or relating to the Transaction Documents.

              (d)  Repayment
                   ---------

                   Subject to the terms and conditions of this Agreement (including but not limited to the provisions of the immediately following two sentences), the Company shall pay to DLJ an aggregate amount equal to $20,000,000 in repayment of the Loan, and, upon payment of such amount (whether from the Collateral or otherwise), the Company shall have no further obligations with respect to the Loan and DLJ's security interest in the Collateral shall automatically terminate. Any outstanding amount of the Loan that has not been paid as of the date (the "Final Payment Date") that is 30 days following the earlier to occur of (i) a default by Merisel FAB in the payment of the Pledged Extended Payment Obligations and a default by Merisel in making payment under the Merisel Guaranty with respect thereto, in each case subsequent to an Acceleration Event or (ii) a Material Default by Merisel FAB in the payment of the Pledged Extended Payment Obligations and a default by Merisel in making payment under the Merisel Guaranty, in each case subsequent to a Scheduled Payment Date shall be due and payable on the day following the Final Payment Date. Except as provided in Sections 5(c) and 7(a), the Company shall not have any obligation to make any payments with respect to the Loan except to the extent that the Company receives payments with respect to the Collateral that it is required to distribute to DLJ in accordance with Section 5(a). DLJ acknowledges and agrees that, except as provided in Sections 5(c) and 7(a), DLJ shall have no recourse whatsoever to any assets, properties or rights of the Company, other than the Collateral, for the payment or other satisfaction of the Loan or amounts payable with respect thereto. The Company may, at any time at its option, repay the Loan in full by assigning to DLJ, absolutely and not merely as security, or granting a 100% participation interest in, the Collateral, such form of assignment or participation to be reasonably acceptable to the parties hereto; provided, however, that any such assignment or participation shall not relieve the Company of its obligations under Section 5(c) or 7(a) of this Agreement.

              (e)  Option.
                   ------

                   Anything in this Agreement to the contrary notwithstanding, at the option of the Company, exercisable by written notice to DLJ, this Agreement shall terminate and all right, title and interest of DLJ in the Collateral shall be automatically reconveyed to the Company without any further action by the Company or DLJ upon the payment by the Company to DLJ in immediately available funds to the account set forth on Schedule A of an amount
                                                        ----------
equal to (i) $20,000,000 less (ii) the sum of all amounts received by DLJ from
                         ----
the Collateral or otherwise in respect of the Loan prior to such payment by the Company.

         Section 3.     Representations and Warranties of the Company.
                        ---------------------------------------------

         The Company represents and warrants to DLJ as of the Closing Date, which representations and warranties shall survive and continue to be in force and effect after the Closing Date, as follows:

              (a)  Authority to Execute and Perform Agreement; Enforceability.
                   ----------------------------------------------------------

                   The Company is a corporation duly organized and existing under the laws of the state of Delaware. The Company has the full legal right, power and authority to enter into, execute and deliver this Agreement and to perform fully the Company's obligations hereunder. This Agreement and the Services Agreement have been duly authorized, executed and delivered by the Company. This Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity, whether applied by a court of law or equity. The Services Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity, whether applied by a court of law or equity, except to the extent that the failure of the Services Agreement to be legal, valid, binding and enforceable against the Company would not have a material adverse effect on the legality, validity, binding effect or enforceability of the Pledged Extended Payment Obligations against Merisel FAB or the Merisel Guaranty with respect thereto against Merisel.

         (b)  No Consents or Approvals; No Conflict.
              -------------------------------------

              No consent or approval of, or filing with, any governmental authority or agency is required as a condition to, or otherwise in connection with, the execution, delivery or performance of this Agreement by the Company, except if the failure to obtain or make such consent, approval or filing will not have a Material Adverse Effect on the Company. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, violate the Company's certificate of incorporation or bylaws (or other organizational documents) or any agreement, instrument, judgment, decree, order, rule or regulation, or other restriction to which the Company is a party or by which it is bound, except where such violation will not have a Material Adverse Effect on the Company.

         (c)  Not an Insider.
              --------------

              The Company is not an insider, as such term is defined in Section 101(31) of the Bankruptcy Code, of Merisel FAB or Merisel.

         (d)  Outstanding Amount.
              ------------------

              As of the date of this Agreement, the aggregate outstanding amount of Extended Payment Obligations is greater than $20 million. As of the date of this Agreement, the Company has not received written notice of any Offsets that would reduce the aggregate outstanding amount of Extended Payment Obligations as of the date of this Agreement to an amount less than $20 million.

         (e)  Valid Claims.
              ------------

              The Pledged Extended Payment Obligations constitute valid, enforceable claims against Merisel FAB in the principal amount of $20,000,000 for goods sold and/or services rendered by the Company.

         (f)  Merisel Guaranty is Valid.
              -------------------------

              The obligations of Merisel under the Merisel Guaranty with respect to the Pledged Extended Payment Obligations constitute valid, enforceable claims against Merisel that are not subject to Offset (other than any Offset resulting from any act, omission or conduct of DLJ or any Person claiming by, through or under DLJ).

         (g)  Not Assigned or Encumbered by the Company.
              -----------------------------------------

              The Pledged Extended Payment Obligations have not been sold, assigned or pledged by the Company, in whole or in part, to any third party and the Pledged Extended Payment Obligations are not and will not be subject to any Lien, except for (i) a security interest granted by the Company to IBM Credit Corporation that will be released (the "IBMCC Release") upon the payment by DLJ of the Advance Amount as contemplated by Section 2(a), (ii) the security interest granted by the Company to DLJ pursuant to this Agreement and (iii) any Lien in favor of any Person claiming by, through or under DLJ.

         (h)  The Company Has Power to Grant.
              ------------------------------

              The Company has the full power and legal right to grant the security interest to DLJ pursuant to this Agreement free and clear of any and all Liens, subject to obtaining the IBMCC Release referred to in Section 3(g).

         (i)  Sophisticated Party; Adequate Information.
              -----------------------------------------

              The Company is a sophisticated party with respect to the transactions contemplated by this Agreement and has adequate information concerning the business and financial condition of Merisel FAB and Merisel to make an informed decision regarding such transactions and has independently and without reliance upon DLJ and based on such information as the Company has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Company has relied upon the representations, warranties and covenants of DLJ expressly provided in this Agreement.

         (j)  No Modifications or Amendments.
              ------------------------------

              The Transaction Documents provided by the Company to DLJ have not been amended or modified since January 31, 1996 in any manner prohibited by this Agreement.

              The Company makes only the representations and warranties set forth above in this Section 3. Without limiting the generality of the immediately preceding sentence, except as otherwise expressly set forth in this Agreement the Company (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made by any Person, including the Company, in, or in connection with, the Transaction Documents or any of the other documents furnished pursuant thereto or the execution, legality, validity, or enforceability (with respect to any Person (except with respect to the Company to the extent set forth above)) of the Transaction Documents or any other instrument or document furnished pursuant thereto, and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition, creditworthiness, properties, affairs, status or nature of Merisel FAB or Merisel.

         Section 4.    Representations and Warranties of DLJ.
                       -------------------------------------

         DLJ represents and warrants as of the Closing Date, which representations and warranties shall survive and continue to be in force and effect after the Closing Date, as follows:

              (a)  Authority to Execute and Perform Agreement; Enforceability.
                   ----------------------------------------------------------

                   DLJ is a corporation duly organized and existing under the laws of the state of Delaware. DLJ has the full legal right, power and authority to enter into, execute and deliver this Agreement and to perform fully DLJ's obligations hereunder. This Agreement and DLJ's making the Loan have been duly authorized, executed and delivered by DLJ in accordance with its terms. This Agreement constitutes the legal, valid and binding obligation of DLJ enforceable against DLJ in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity, whether applied by a court of law or equity.

              (b)  No Consents or Approvals; No Conflict.
                   -------------------------------------

                   No consent or approval of, or filing with, any governmental authority or agency is required as a condition to, or otherwise in connection with, the execution, delivery or performance of this Agreement by DLJ, except if the failure to obtain or make such consent, approval or filing will not have a Material Adverse Effect on DLJ. The execution and delivery of this Agreement by DLJ does not, and the performance of this Agreement by DLJ will not violate DLJ's certificate of incorporation or bylaws (or other organizational documents) or any agreement, instrument, judgment, decree, order, rule or regulation, or other restriction to which DLJ is a party or by which it is bound, except any violation that will not have a Material Adverse Effect on DLJ.

              (c)  Sophisticated Party, Adequate Information.
                   -----------------------------------------

                   DLJ is a sophisticated party with respect to the transactions contemplated by this Agreement and has adequate information concerning the business and financial condition of Merisel FAB and Merisel to make an informed decision regarding such transactions and has independently and without reliance upon the Company and based on such information that DLJ has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that DLJ has relied upon the representations, warranties, agreements and covenants of the Company contained in this Agreement. DLJ acknowledges that (i) it has been provided an opportunity to obtain copies of such documents and the information it has deemed appropriate in making its own evaluation of the transactions contemplated by this Agreement, (ii) it has received copies of the Transaction Documents, and (iii) except as expressly provided otherwise in Sections 5(c) and 7(a) of this Agreement, the Loan and the obligations of the Company with respect thereto are without recourse whatsoever to any assets, properties or rights of the Company other than the Collateral. DLJ shall continue to make its own analyses and decisions with respect to this Agreement, the Loan and the Collateral without reliance upon the Company, subject to the Company fulfilling its express obligations under this Agreement.

         Section 5.     Distributions and Payments and Collection of Pledged
                        ----------------------------------------------------
                        Extended Payment Obligations
                        ----------------------------

              (a)  Distributions.
                   -------------

         Subject to the further provision of this Section 5(c), should the Company receive any distributions with respect to the Pledged Extended Payment Obligations at any time on or after an Acceleration Event or the Scheduled Payment Dates, then, until DLJ shall have received payment in full of the Loan, the Company shall hold the same in trust for DLJ's account and pay the same over to DLJ in the form received by the Company or, in the case of securities (to the extent permissible by law and relevant documentation), endorse or cause to be registered in DLJ's name, or such name as DLJ may direct, and deliver to DLJ, or such Person as DLJ may direct, within five (5) Business Days after receipt of any such distribution. Unless (x) an Acceleration Event shall have occurred or
(y) subsequent to a Scheduled Payment Date, a Material Default in payment shall have occurred or (z) a Bankruptcy Event with respect to Merisel FAB or Merisel shall have occurred and the Services Agreement and the Merisel Guaranty shall not have been assumed and all defaults with respect thereto cured in the related proceeding: (i) any distribution or other amount received by the Company prior to May 15, 1997 shall not be deemed to be received with respect to the Pledged Extended Payment Obligations except to the extent the outstanding amount of the Extended Payment Obligations has been irrevocably reduced below $20,000,000;
(ii) distributions or other amounts received by the Company prior to June 15, 1997 in excess of $6,666,000 in the aggregate shall not be deemed to be received with respect to the Pledged Extended Payment Obligations except to the extent the outstanding amount of the Extended Payment Obligations has been irrevocably reduced below $13,334,000; and (iii) distributions or other amounts received by the Company prior to July 15, 1997 in excess of $13,332,000 in the aggregate shall not be deemed to be received with respect to the Pledged Extended Payment Obligations except to the extent the outstanding amount of the Extended Payment Obligations has been irrevocably reduced below $6,668,000. If (A) an Acceleration Event shall have occurred or (B) subsequent to a Scheduled Payment Date, a Material Default in payment shall have occurred or (C) a Bankruptcy Event with respect to Merisel FAB or Merisel shall have occurred and the Services Agreement and the Merisel Guaranty shall not have been assumed and all defaults with respect thereto cured in the related proceeding, then, notwithstanding the provisions of Section 2.34(c) of the Services Agreement, a pro rata portion of each distribution or other amount received with respect to amounts payable by Merisel FAB to the Company under Section 2.8(b) of the Services Agreement (including but not limited to Extended Payment Obligations) shall be deemed to be received with respect to the Pledged Extended Payment Obligations, such pro rata portion to be determined based on the ratio that the total amount of Pledged Extended Payment Obligations bears to the aggregate amount of all amounts payable by Merisel FAB to the Company under Section 2.8(b) of the Services Agreement (including the Pledged Extended Payment Obligations), except that, for the purposes of calculating any such pro rata portion in the event of any proceeding under the Bankruptcy Code involving Merisel FAB or Merisel as debtor, the amounts payable under Section 2.8(b) of the Services Agreement shall not include Post Petition Amounts and any payments in respect thereof shall be deemed not to be received in respect of Pledged Extended

Payment Obligations. Notwithstanding the foregoing provisions of this Section 5(a), in no event shall any distributions or other amounts received by the Company be deemed to be received with respect to the Pledged Extended Payment
Obligations in an aggregate amount greater than $20,000,000.   If any cash
distribution is not paid to DLJ within such five-Business-Day period, the Company shall pay interest on such distribution for the period from the day on which such distribution was actually received by the Company to (but excluding) the day such distribution is actually paid to DLJ, at a rate per annum equal to the Interest Rate. Until payment is made pursuant to this Section, the Company shall hold the same in trust for DLJ's account. In the event that the Company cannot cause any non-cash distribution to be re-registered as set forth above, it will promptly after receipt transfer such non-cash distributions to DLJ with proper endorsement (without recourse or warranty, express or implied) or transfer powers duly endorsed in blank.

              (b)  [Intentionally Omitted]

              (c)  Offsets, Etc.
                   -------------

                   If, the Pledged Extended Payment Obligations, or any portion thereof, are subject to Offset (other than any Offset resulting from any act, omission or conduct of DLJ or any Person claiming by, through or under DLJ), then DLJ's right, title and interest in and to any such portion of the Pledged Extended Payment Obligations subject to Offset shall be reconveyed to the Company without any further action by the Company or DLJ and the Company shall thereupon, at the option of the Company, either (i) pay to DLJ in immediately available funds the principal amount of such portion of the Pledged Extended Payment Obligations reconveyed or (ii) designate and cause to be conveyed to DLJ as Pledged Extended Payment Obligations other Extended Payment Obligations, in an aggregate principal amount equal to the principal amount reconveyed to the Company, that are not subject to Offset or any Lien. Notwithstanding the foregoing, if the Company in good faith disputes any claimed Offset, the Company shall not be required to comply with the provisions of clauses (i) and (ii) above until such time as the dispute is resolved. The Company, at its sole cost and expense, will endeavor in good faith promptly to resolve any such dispute.

         Section 6.     Additional Covenants of the Company.
                        -----------------------------------

         The Company covenants and agrees as follows:

              (a)  No Modification or Amendment to Services Agreement.
                   --------------------------------------------------

                   The Company shall not modify, amend or permit to be modified or amended (i) Schedule 1.1-2A to increase the amounts for the Additional Extended Payment Amount set forth opposite any period beginning on or after May 16, 1997, (ii) Section 2.34(c) of the Services Agreement (as amended through Amendment No. 13 thereto) or (iii) the definition of Material Default in a manner that (x) will effect a waiver of a Payment Failure on the Pledged Extended Payment Obligations or (y) would extend the period in which a Payment Failure could remain uncured prior to there being a Material Default.

              (b)  Prompt Notice.
                   -------------

                   The Company shall promptly notify DLJ of any notice under the Services Agreement sent or received by the Company (i) purporting to terminate the Distribution Period or (ii) with respect to a failure or intended failure by Merisel FAB to make any Scheduled Payments. The Company will give prompt notice to Merisel FAB of the occurrence of any Payment Failure on any Scheduled Payment Date

         Section 7.     Indemnification
                        ---------------

              (a)  Indemnification by the Company.
                   ------------------------------

                   The Company agrees to indemnify DLJ and its directors, officers, employees and agents (each such Person being a "DLJ Indemnitee") against, and to hold each DLJ Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, without limitation, reasonable attorneys' fees, disbursements and expenses incurred by or asserted against any DLJ Indemnitee) to the extent resulting from a breach of any of the Company's representations, warrants, covenants and agreements set forth in this Agreement, provided, however, that such indemnity shall not, as to any DLJ Indemnitee, be available to the extent such losses, claims, damages, liabilities and related expenses have resulted from the gross negligence or willful misconduct of any DLJ Indemnitee or the breach of this Agreement by any DLJ Indemnitee. All amounts due under this Section shall be payable on written demand therefor. Notwithstanding the foregoing provisions of this Section 7(a), the sole and exclusive remedy of DLJ or any other DLJ Indemnitee with respect to a breach of the representations and warranties set forth in Section 3(e) shall be as set forth in Section 5(c).

              (b)  Indemnification by DLJ.
                   ----------------------

                   DLJ agrees to indemnify the Company and its directors, officers, employees and agents (each such Person being a "Company Indemnitee") against, and to hold each Company Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, without limitation, reasonable attorneys' fees, disbursements and expenses incurred by or asserted against any Company Indemnitee) to the extent resulting from (i) the breach of any of DLJ's representations, warranties, covenants and agreements set forth in this Agreement, (ii) the Company's acting, or refraining to act, pursuant to the written instructions of DLJ pursuant to Section 11 of this Agreement, and (iii) any obligation of the Company, in whole or in part, to disgorge or repay any payments received from the Company in respect of the Pledged Extended Payment Obligations; provided, however, that such indemnity shall not, as to any Company Indemnitee, be available to the extent such losses, claims, damages, liabilities and related expenses have resulted from the gross negligence or willful misconduct of any Company
Indemnitee or the breach of this Agreement by any Company Indemnitee. All amounts due under this Section shall be payable on written demand therefor.

         Section 8.     Assignment; Further Transfers.
                        -----------------------------

         Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include their respective successors and permitted assigns; and all covenants and agreements by and on behalf of the Company or DLJ that are contained in this Agreement shall be binding upon, inure to the benefit of, and be enforceable by their respective successors and permitted assigns. The Company may not assign or delegate any of its rights, interests, duties or obligations under this Agreement without the prior written consent of DLJ, such consent not to be unreasonably withheld or delayed, except that the Company may assign and delegate its rights, interests, duties and obligations under this Agreement to any Person in connection with the assignment of the Services Agreement as part of a transfer by the Company of the portion of its business that relates to the supply and servicing of the Business (as defined in the Purchase Agreement). DLJ may grant participations or subparticipations in, or otherwise transfer, or assign, in whole or in part, the Loan and/or its rights or obligations under this Agreement without the prior written consent of the Company, except to any Person that is directly or indirectly engaged (other than through the ownership of securities solely on a passive basis of less than 5% of the voting securities of a publicly traded corporation) in the sale or distribution of personal computers or related products or related services. Notwithstanding any such transfer, assignment, participation or subparticipation by DLJ, DLJ shall not be released from its obligations under this Agreement (and the Company shall be entitled to deal with solely DLJ as if no such transfer, assignment, participation or subparticipation had occurred) without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

         Section 9.     Further Assurances.
                        ------------------

              (a)  Costs and Expenses.
                   ------------------

                   Each of the parties hereto agrees, at the cost and expense of the other party, to execute and deliver, or to cause to be executed and delivered, all such instruments (including all necessary endorsements) and to take all such action as the other party may reasonably request in order to further effect the grant and conveyance of the security interest in the Collateral to DLJ.

              (b)  Notices.
                   -------

                   The Company agrees that from and after the date of the filing of a petition by or against Merisel FAB or Merisel under the Bankruptcy Code until the close of such bankruptcy case, it will promptly provide DLJ copies of any written notices it receives with respect to proceedings in such case, and will notify DLJ of, and will request permission for DLJ to attend with the Company, any meetings of creditors of which the Company has notice.

         Section 10.    Information and Documents.
                        -------------------------

         Except as expressly provided in this Agreement, the Company shall not have any obligation to furnish or convey to DLJ any information or documents, whether related to this Agreement, the Loan, the business or financial condition of Merisel FAB or Merisel or any other matter and whether coming into the possession or control of the Company before the Closing Date or at any time thereafter. The Company shall have no responsibility or liability to DLJ regarding the validity or content of any information and documents furnished under this Agreement.

         Section 11.    Acts and Decisions.
                        ------------------

              (a) DLJ acknowledges that after the Closing Date the Company will continue to be engaged in an ongoing business relationship with Merisel FAB and Merisel under the Transaction Documents and otherwise, and that the Company will continue to extend credit or other financial accommodations to Merisel FAB or Merisel including, without limitation, Extended Payment Obligations with respect to which DLJ does not have an interest. DLJ further acknowledges that the Company may make business decisions and take or omit taking actions (whether in connection with such business relationship or otherwise) and that such decisions, actions or omissions could adversely affect the ability of Merisel FAB or Merisel to repay the Pledged Extended Payment Obligations. DLJ agrees that, subject to Section 5(c), the Company shall have no liability to DLJ for any such decisions, acts or omissions. The Company shall not, by reason of this Agreement, have any fiduciary duty or relationship with DLJ except as provided in Section 5(a) with respect to distributions or amounts received with respect to the Pledged Extended Payment Obligations.

              (b) In the event of a Bankruptcy Event with respect to Merisel or Merisel FAB, the Company shall use commercially reasonable efforts to divide the claims that it holds in any related proceeding in such a manner that the claim(s) represented by the Pledged Extended Payment Obligations may be separately voted. If the Pledged Extended Payment Obligations may be separately voted, or if the Pledged Extended Payment Obligations represent a majority in principal amount of the claim in which they are included for voting purposes, then, unless DLJ shall be entitled to vote the claim represented by the Pledged Extended Payment Obligations in its own name, DLJ may, at its discretion, direct the Company to vote the Pledged Extended Payment Obligations (or the claim in which they are included) on any matter in such bankruptcy case that affects the Pledged Extended Payment Obligations.

              (c) Subject to subsection (d) below, if (i) subsequent to an Acceleration Event, there is a default by either Merisel FAB in the payment of the Pledged Extended Payment Obligations or a default by Merisel in making payment under the Merisel Guaranty with respect thereto or (ii) subsequent to a Scheduled Payment Date, there is a Material Default by either Merisel FAB in the payment of the Pledged Extended Payment Obligations or a default by Merisel in making payment under the Merisel Guaranty with respect thereto, then the Company shall, at its option, either (x) permit DLJ, in its own name or, if it is not permitted to do so, then as the Company's agent or attorney-in-fact in the Company's name, take all lawful actions that DLJ deems necessary to collect or enforce the Pledged Extended Payment Obligations and the Merisel Guaranty with respect thereto or (y) take such lawful actions as DLJ, in its sole discretion, deems necessary to collect or enforce the Pledged Extended Payment Obligations and the Merisel Guaranty with respect thereto. In the case of subsection "y" above, DLJ shall have the right to direct the Company to engage attorneys and other professionals reasonably acceptable to the Company to pursue any lawful remedies that DLJ deems appropriate; provided, however, that, except in its sole discretion, the Company shall not be required to exercise any remedies available to it under the Services Agreement other than bringing legal action necessary to collect and enforce the Pledged Extended Payment Obligations and the Merisel Guaranty. Except as provided in the last sentence of Section 5(c), DLJ shall be solely liable for the payment of the fees and expenses of any such professionals.

              (d) Notwithstanding the provisions of Section 11(c), the Company shall not be required to take, or permit DLJ to take, any action to collect or enforce the Pledged Extended Payment Obligations as contemplated by Section 11(c) until the day following the Final Payment Date, provided that on or prior to the Final Payment Date the Company is taking steps that the Company, in its good faith judgment, believes are appropriate in response to any Acceleration Event or Material Default in payment. If the Company has not given notice to DLJ that it has received payment on or prior to the Final Payment Date, then, following the Final Payment Date DLJ may require the Company to take, or permit DLJ to take, any lawful action to collect or enforce the Pledged Extended Payment Obligations as contemplated by Section 11(c). To the extent that the Company shall be able to do so without breach of law or legal obligation, promptly following the Final Payment Date the Company shall take all reasonable steps necessary to transfer the Collateral to DLJ.

         Section 12.   Miscellaneous.
                       -------------

              (a)  Governing Law.
                   -------------

                   This Agreement shall be governed by and construed in accordance with the law of the State of California applicable to contracts made and to be performed entirely within such state.

              (b)  Consent to Jurisdiction and Waiver of Jury Trial.
                   ------------------------------------------------

                   The Company and DLJ each hereby irrevocably consents to the jurisdiction of any state or federal court located within the State of California and irrevocably agrees that all actions or proceedings relating to this Agreement shall be litigated in such courts, waiving any defense of forum non conveniens. The Company and DLJ each waives its respective rights to a jury trial of any claim or cause of action arising out of or relating to this Agreement, and further represents and warrants that it has reviewed this waiver with its legal counsel.

              (c)  Confidentiality.
                   ---------------

                   DLJ acknowledges and confirms that the Confidentiality Agreement is, and following the Closing Date will remain, in full force and effect. Without limiting the generality of the provisions of the Confidentiality Agreement, this Agreement and its contents shall be Confidential Information for purposes of the Confidentiality Agreement.

              (d)  Entire Agreement.
                   ----------------

                   This Agreement (and the Pricing Letter) embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, between such parties relating to the subject matter hereof, except that this Agreement shall not supersede the Confidentiality Agreement which agreement shall remain in full force and effect.

              (e)  Severability.
                   ------------

                   If any provision of this Agreement or any other agreement or document delivered in connection with this Agreement is partially or completely invalid or unenforceable in any jurisdiction, then that provision shall be ineffective in that jurisdiction to the extent of its invalidity or unenforceability, but the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall be construed and enforced as if that invalid or unenforceable provision were omitted, nor shall the invalidity or unenforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction.

              (f)  Modification.
                   ------------

                   This Agreement may be amended only by an instrument in writing executed by an authorized signatory of each party hereto.

              (g)  Counterparts.
                   ------------

                   This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which shall constitute, collectively, one agreement. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, and any party so delivering such counterpart shall, promptly after such delivery, deliver the original of such counterpart of this Agreement to the other party.

              (h)  Exercise of Remedies.
                   --------------------

                   No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided herein are cumulative and are in addition to, and not exclusive or in lieu of, any rights or remedies provided by law (except as otherwise expressly set forth herein), and are not conditional or contingent on any attempt by such party to exercise any of its rights against any other party.

              (i)  Notices.
                   -------

                   All notices between parties shall be in writing and shall be served either personally, by certified mail, by overnight courier service or by facsimile at the addresses set forth on the signature page hereto and shall be effective upon receipt.

              (j)  Limit on the Company's Liability.
                   --------------------------------

                   Anything in this Agreement to the contrary notwithstanding, the Company shall not be liable for any amount arising out of or in connection with this Agreement in excess of an amount equal to $20,000,000 less all amounts received by DLJ from the Collateral or otherwise in respect of the Loan.

              (k)  Survival.
                   --------

                   All representations, warranties, covenants and agreements made herein shall survive the execution, delivery and performance of this Agreement and all other documents contemplated herein.

              (l)  Captions and Headings.
                   ---------------------

                   The captions and headings of this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, each by its duly authorized officer or representative, all on the day and year first above written.


VANSTAR CORPORATION                     DONALDSON LUFKIN & JENRETTE
                                        SECURITIES CORPORATION


By:                                     By:  /s/ Douglas Ostrover
   -------------------------------          --------------------------------
      Name:                                 Name:  DOUGLAS OSTROVER
      Title:                                Title: Managing Director

Address for Notices:                    Address for Notices:
                                        277 Park Avenue
5964 West Las Positas                   9th Floor
Pleasanton, California  94588           New York, New York  10172
Attention:  Jeffrey S. Rubin            Attention:  Nikos Hecht
Telephone No.: (510) 734-4295           Telephone No.: (212) 892-3125
Telecopy No.:  (510) 734-4823           Telecopy No.:  (212) 892-8371

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, each by its duly authorized officer or representative, all on the day and year first above written.

VANSTAR CORPORATION                     DONALDSON LUFKIN & JENRETTE
                                        SECURITIES CORPORATION


By:   /s/ Jeffrey S. Rubin              By:
   ---------------------------             -------------------------------
      Name:  JEFFREY S. RUBIN                 Name:
      Title: Vice Chairman                    Title:

Address for Notices:                    Address for Notices:
                                        277 Park Avenue
5964 West Las Positas                   9th Floor
Pleasanton, California  94588           New York, New York  10172
Attention:  Jeffrey S. Rubin            Attention:  Nikos Hecht
Telephone No.: (510) 734-4295           Telephone No.: (212) 892-3125
Telecopy No.:  (510) 734-4823           Telecopy No.:  (212) 892-8371

                                   SCHEDULE A


                               Wire Instructions
                               -----------------


To Company:
- ----------

ABA Number:  1210-00358 Bank of America, East Bay Commercial Banking #1472

Account Name:  Vanstar Corporation Operating Account

Account Number:  14169-00057

Reference:  Paul Gilman 510-273-5298


To DLJ:
- ------

ABA Number:  021000089 (Citibank, NYC)

Account Name:  DLJ Securities Corp.

Account Number:  911-125623

                           Donaldson Lufkin & Jenrette
                             Securities Corporation
                           277 Park Avenue, 9th Floor
                            New York, New York 10172




                                  May 28, 1996



Vanstar Corporation
5964 West Las Positas
Pleasanton, California 94588
Attention: Jeffrey Rubin

     Re:    Loan and Security Agreement
            ---------------------------

Dear Mr. Rubin:

     Reference is hereby made to that certain Loan and Security Agreement, dated as of the date hereof (the "Agreement"), between Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") and the Vanstar Corporation (the "Company"). This is the Pricing Letter referred to in the Agreement. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement.

     This letter confirms that the Advance Amount referred to in the Agreement is $15,600,000.00

     The parties agree that the Advance Amount shall be wire transferred to the Company by DLJ, upon satisfaction of the terms and conditions set forth in the Agreement, through the Federal Reserve Wire in immediately available funds to:

                    Bank Name:          Bank of America
                    Branch:             East Bay Commercial Banking #1472
                    Bank Address:       300 Lakeside Drive
                                        Oakland, CA 94612
                    Bank Contact:       Paul Gilman
                                        Telephone: 510-273-5298
                    Account Name:       Vanstar Corporation Operating Account
                    Account No.:        14169-00057
                    ABA No.:            1210-00358

          To indicate your agreement with the foregoing, please execute and return this letter to the attention of the undersigned.


                                        Sincerely,

                                        DONALDSON LUFKIN & JENRETTE
                                           SECURITIES CORPORATION



                                        By:  /s/ Douglas Ostrover
                                            ---------------------------
                                             Name:  DOUGLAS OSTROVER
                                             Title: Managing Director


ACKNOWLEDGED AND AGREED:

VANSTAR CORPORATION



By:
    ----------------------------
     Name:
     Title:

          To indicate your agreement with the foregoing, please execute and return this letter to the attention of the undersigned.


                                             Sincerely,

                                             DONALDSON LUFKIN & JENRETTE
                                               SECURITIES CORPORATION



                                             By:
                                                 ------------------------------
                                                   Name:
                                                   Title:


ACKNOWLEDGED AND AGREED:

VANSTAR CORPORATION



By:  H. Christopher Covington
    -------------------------
     Name:  H. Christopher Covington
     Title: Sr. Vice President